Exhibit 99.2

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC ANNOUNCES THE PRICING TERMS OF ITS CASH TENDER OFFER OF CERTAIN OUTSTANDING DEBT SECURITIES ISSUED BY MEDTRONIC, INC. AND COVIDIEN INTERNATIONAL FINANCE S.A.

DUBLIN - April 14, 2016 - Medtronic plc (the “Company”) (NYSE: MDT) today announced the pricing terms of the previously-announced cash tender offer by its wholly-owned subsidiaries, Medtronic, Inc. (“Medtronic, Inc.”) and Covidien International Finance S.A. (“CIFSA” and, together with Medtronic, Inc., the “Offerors”), for up to $3 billion combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the tender offer) (the “Maximum Tender Amount”) of certain of CIFSA’s and Medtronic, Inc.’s notes listed in the table below (collectively, the “Notes”), an increase from $2.75 billion as set forth in the Offer to Purchase, dated March 31, 2016. The terms of the tender offer are described in the Offer to Purchase and the related Letter of Transmittal, and remain unchanged except as amended hereby and by the Company’s press release earlier today.

The Total Consideration for each series of Notes is based on the applicable reference yield plus a fixed spread, in each case as set forth in the table below, and is payable to holders of the Notes who validly tendered and did not validly withdraw their Notes on or before 5:00 p.m., New York City time, on April 13, 2016 (the “Early Tender Deadline”) and whose Notes are accepted for purchase by the Offerors. The Reference Yields listed in the table were determined at 11:00 a.m., New York City time, on April 14, 2016 by the lead dealer managers (identified below). The Total Consideration for each series of Notes includes an early tender premium of $30 per $1,000 principal amount of Notes validly tendered and not validly withdrawn by such holders and accepted for purchase by the Offerors.

Title of Security	CUSIP Numbers	Issuer/ Offeror	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points) (1)	Total Consideration (2)(3)	Revised Tender Cap	Principal Amount Accepted
6.550% Senior Notes due 2037	22303QAH3	CIFSA	1	3.000% U.S. Treasury Notes due 11/15/2045	2.592%	130	$1,384.77	$600,000,000	$475,961,000
2.950% Senior Notes due 2023	22303QAP5	CIFSA	2	1.625% U.S. Treasury Notes due 02/15/2026	1.785%	40	$1,048.86	$440,484,000	$440,484,000
4.000% Senior Notes due 2043	585055AY2	Medtronic, Inc.	3	3.000% U.S. Treasury Notes due 11/15/2045	2.592%	100	$1,069.29	$424,976,000	$424,976,000
2.750% Senior Notes due 2023	585055AZ9	Medtronic, Inc.	4	1.625% U.S. Treasury Notes due 02/15/2026	1.785%	25	$1,044.65	$719,779,000	$719,779,000
4.450% Senior Notes due 2020	585055AS5	Medtronic, Inc.	5	1.250% U.S. Treasury Notes due 03/31/2021	1.237%	20	$1,114.34	$484,409,000	$484,409,000
4.375% Senior Notes due 2035	585055BT2	Medtronic, Inc.	6	3.000% U.S. Treasury Notes due 11/15/2045	2.592%	90	$1,121.47	n/a	$118,381,000
2.500% Senior Notes due 2020	585055BG0	Medtronic, Inc.	7	1.250% U.S. Treasury Notes due 03/31/2021	1.237%	25	$1,038.40	$150,000,000	n/a

(1)	Inclusive of the early tender premium.

(2)	Per $1,000 principal amount of Notes that are tendered and accepted for purchase.

(3)	The Total Consideration includes the early tender premium of $30 per $1,000 principal amount of Notes.

The Offerors have accepted for purchase Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline for which the aggregate principal amount of the applicable series of Notes did not exceed the applicable Tender Cap as set forth in the table above and for which the aggregate consideration payable did not exceed the Maximum Tender Amount.

Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company or otherwise returned in accordance with the Offer to Purchase and Letter of Transmittal.

All payments for Notes purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Notes tendered up to, but not including, the early settlement date, which is currently expected to be April 15, 2016. In accordance with the terms of the tender offer, the withdrawal deadline was 5:00 p.m., New York City time, on April 13, 2016. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Offerors).

Although the tender offer is scheduled to expire at 11:59 p.m., New York City time, on April 27, 2016, because holders of Notes subject to the tender offer validly tendered and did not validly withdraw Notes on or prior to the Early Tender Deadline for which the aggregate consideration payable exceeds the Maximum Tender Amount, the Offerors do not expect to accept for purchase any tenders of Notes after the Early Tender Deadline.

The purpose of the tender offer is to reduce the level of the Company’s indebtedness, consistent with the capital allocation plans announced by the Company on January 11, 2016. The Company continues to target an A credit profile. The Company expects the costs related to this transaction to be recognized as a one-time expense in its fourth fiscal quarter, and will be excluded from its non-GAAP results. The Company does not expect this transaction to affect its fourth quarter interest expense outlook or its fiscal year 2016 earnings per share guidance.

BofA Merrill Lynch, Citigroup Global Markets, Inc. and J.P. Morgan Securities LLC are acting as the lead dealer managers for the tender offer and HSBC Securities (USA) Inc., Mizuho Securities USA Inc. and Wells Fargo Securities, LLC are acting as co-dealer managers. The information agent and tender agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corporation at (866) 470-4200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the tender offer should be directed to BofA Merrill Lynch, Liability Management Group, at (980) 387-3907 (collect) or (888) 292-0070 (toll-free); Citigroup Global Markets, Inc., Liability Management Group at (212) 723-6106 (collect) or (800) 558-3745 (toll free) or J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3424 (collect) or (866) 834-4666 (toll-free). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic plc employs more than 85,000 people worldwide, serving physicians, hospitals and patients in approximately 160 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

This press release contains forward-looking statements that are not historical in nature. Such forward looking statements are subject to risks and uncertainties, including the risks related to the acceptance of any tendered Notes, the expiration and settlement of the tender offer, the satisfaction of conditions to the tender offer, whether the tender offer will be consummated in accordance with terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. None of Medtronic plc, Medtronic, Inc. or Covidien International Finance, S.A. undertakes to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

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